Great Elm Group, Inc. Conference Call Presentation Fiscal Second Quarter Ended December 31, 2021 February 10, 2022 NASDAQ: GEG Exhibit 99.2

Disclaimer Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov. Non-GAAP Financial Measures The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and free cash flow. See the Appendix for important information regarding the use of non-GAAP financial measures and reconciliations of non-GAAP measures to their most directly comparable GAAP measures. This presentation does not constitute an offer of any securities for sale. 2

Driving Shareholder Value Growth Strategy Target undercapitalized small and mid-sized companies where we can partner with management to accelerate earnings and cash flow growth Great Elm Capital Management, Inc. (“GECM”) SEC Registered Investment Advisor Investment Advisor to Great Elm Capital Corp. (Nasdaq: GECC), a publicly-traded business development company Manager of the Great Elm SPAC Opportunity Fund (“GESOF”), a privately-held fund Three IMAs with a leading institutional investor Manager of the Great Elm Opportunities Fund (“GEOF”), a fund structured for a series of co-investment opportunities Manager of future funds, co-investments and separately managed accounts Investment Management Great Elm Durable Medical Equipment (“DME”) Business Distributor of respiratory care equipment (CPAP, ventilators, oxygen) and sleep study services Services a large and growing segment of the population who suffer from sleep disorders Aging population, rising obesity rates and the prevalence of smoking are causative factors Operates in AK, AZ, KS, IA, MO, NE, OR, WA 347 employees Operating Companies Business Operating Units Focus on driving asset growth in GECC Increase AUM via new fund launches, SMAs and co-investments and leverage the existing team and infrastructure to generate incremental free cash flow 3

Fiscal 2022 Second Quarter Highlights As of June 30, 2021, approximately $952 million of net operating loss (NOL) carryforwards for Federal income tax purposes 4 Improvement in Year-over-Year Revenue and Adjusted EBITDA

Consolidated Summary Financials: By Quarter 5 (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Consolidated Summary Financials: Year-Over-Year 6 (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

In fiscal 2Q22, DME generated $15.7 million of revenue, $0.9 million of net income and $2.6 million of Adjusted EBITDA1 Revenue increased due to continued organic growth in resupply sales and contributions from the AMPM and MedOne acquisitions These acquisitions enhance DME's power mobility solutions, expand its geographic reach and achieve synergies through operational integration initiatives Profitable operations on higher sales, largely due to the strengthening of our Midwest business in Kansas and Missouri as a result of our AMPM acquisition, as well as lower operating cost due to a continued focus on prudent expense management Over the trailing 12 month period ended December 31, 2021, DME generated total revenue, net income and Adjusted EBITDA1 of $59.8 million, $3.9 million and $15.5 million, respectively, compared to $57.2 million, ($1.9) million and $14.1 million in the prior period (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 7 Operating Companies: DME – Operating Highlights

Operating Companies: DME – By Quarter (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix. 8

Operating Companies: DME – Year-Over-Year 9 (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

AUM Growth High Margins Scalable Model Free Cash Flow AUM GROWTH Grow GECC’s AUM through the issuance of additional debt and equity, supplemented by accretive acquisitions, resulting in an increase in fee revenue Grow the Investment Management business by leveraging the existing team to launch additional vehicles HIGH MARGINS Given the largely fixed cost nature of the Investment Management business, we expect adjusted EBITDA margins to increase as our AUM increases and the business scales SCALABLE MODEL Investment team and infrastructure in place to support growth in AUM and new investment vehicles FREE CASH FLOW Growth in AUM in the Investment Management business coupled with its high margins and scalable business model could result in operating leverage and, thus, the potential for growth in adjusted EBITDA and free cash flow 10 Investment Management: A Scalable, High Margin Business

In fiscal 2Q22, Investment Management generated $1.0 million of revenue, $2.6 million of net loss and no Adjusted EBITDA1 Year over year revenue growth driven by an increase in the average assets on which management fees are calculated Sequential revenue growth as we continue to deploy capital into new investment opportunities (1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix 11 Investment Management SCC is a leading provider of asset-based lending solutions to middle market companies across all industries Provides asset-based loans to middle market companies across the U.S. Founder and CEO Edwin Small continues to manage the business Long-term track record of profitably growing the business Quarterly Highlight GECC is building a platform that provides a “continuum of lending” to small and medium sized businesses that are not able to obtain bank financing GECC has expanded its specialty finance platform with the acquisition of a majority ownership stake in Sterling Commercial Credit (“SCC”)

12 Investment Management: By Quarter (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

13 Investment Management: Year-Over-Year (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

14 General Corporate: By Quarter (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

15 General Corporate: Year-Over-Year (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix.

Financial Review: 2Q22 Consolidating Balance Sheets (Unaudited) (1) Intercompany balances, including intercompany borrowings and GEG investments in subsidiaries. All intercompany balances eliminate in consolidation. 16

(1) Please refer to the disclaimers on slide 2 and the Adjusted EBITDA reconciliation tables in the Appendix. 17 Financial Review: 2Q22 Consolidating Income Statement (Unaudited)

Employee Share Ownership Significant Alignment of Interest Director Share Ownership Employees of GEG/Great Elm Capital Management, Inc. (“GECM”) collectively own approximately 1.9 million shares of GEG, representing approximately 7% of GEG’s outstanding shares1 The directors of GEG beneficially own approximately 5.2 million shares of GEG in the aggregate, representing approximately 20% of GEG’s outstanding shares When combined, insider ownership totals approximately 27% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG Employee Share Ownership Significant Alignment of Interest Employees of GEG collectively own approximately 1.9 million shares of GEG, representing approximately 7% of GEG’s outstanding shares The directors of GEG beneficially own approximately 6.2 million shares of GEG in the aggregate, representing approximately 23% of GEG’s outstanding shares When combined, insider ownership totals approximately 30% of the outstanding shares We believe this level of insider ownership results in a significant and long-term alignment of interest between the shareholders and the insiders of GEG 18 Strong Shareholder Alignment (1) This includes shares issued under restricted stock awards that are subject to service vesting and is based on the share count pro forma for the vesting of said restricted shares.

Appendix 19

Organization: Structure



Great Elm Group, Inc.
("Great Elm" or "GEG")
(NASDAQ: GEG)
Holds ~20.4% shares
100%
80.1%
Former owners
19.9%
80%
JPM
20%
Great Elm Capital Corp. ("GECC") (NASDAQ: GECC) Publicly traded BDC
Great Elm Capital Management, Inc. ("GECM") Investment advisor to GECC, GESOF, GEOF and SMAs
Great Elm Durable Medical Equipment ("DME") Business
Forest Investments, Inc. ("Forest") fka Great Elm Capital Group, Inc. (formerly NASDAQ: GEC)

Note: Chart is designed to be illustrative and does not include all entities comprising Great Elm Group, Inc's corporate structure.

Great Elm Group, Inc. | NASDAQ: GEG

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21 Appendix: Non-GAAP Reconciliation (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Transaction and integration related costs include costs to acquire and integrate acquired businesses.

22 Appendix: Non-GAAP Reconciliation (cont.): Prior Year Period (1) Previously reported amounts below have been recast to reflect the full retrospective adoption of ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and to conform with current segment organization. (2) Transaction and integration related costs include costs to acquire and integrate acquired businesses.

Investor Relations 800 South Street, Suite 230 Waltham, MA 02453 +1 (617) 375-3006 investorrelations@greatelmcap.com 23 Appendix: Contact Information